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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PHASE FORWARD INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 11, 2005

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Phase Forward Incorporated to be held at 8:30 a.m., local time, on May 12, 2005 at the offices of Phase Forward located at 880 Winter Street, Waltham, Massachusetts.

        We look forward to your attending either in person or by proxy. At the annual meeting, you will be asked to elect directors for a one-year term and to ratify the selection of our independent registered public accounting firm. The Board of Directors unanimously recommends that you vote FOR each of these proposals. Details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of Annual Meeting and Proxy Statement. Please give this material your careful attention.

        Enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card. Your vote is important and I hope that you will vote as soon as possible by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope.

        Whether or not you plan to attend the annual meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you so desire, you can withdraw your proxy and vote in person at the annual meeting. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

Very truly yours,

ROBERT K. WEILER President and Chief Executive Officer

PHASE FORWARD INCORPORATED
880 Winter Street
Waltham, Massachusetts 02451
(888) 703-1122

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 12, 2005

To the Stockholders of Phase Forward Incorporated:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Phase Forward Incorporated, a Delaware corporation, will be held on May 12, 2005, at 8:30 a.m., local time, at the offices of Phase Forward, located at 880 Winter Street, Waltham, Massachusetts for the following purposes:

  1.
  To elect all seven members of the Board of Directors to serve for a one-year term, each such director to serve for such term and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal.

  2.
  To ratify the selection of the firm of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005.

  3.
  To transact such other business as may properly come before the annual meeting and any adjournments thereof.

        Only stockholders of record at the close of business on April 7, 2005, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

        Phase Forward's 2004 Annual Report is enclosed.

By Order of the Board of Directors,

D. ARI BUCHLER Secretary
Waltham, Massachusetts April 11, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

In accordance with our security procedures, all persons attending the 2005 annual meeting of stockholders will be required to present picture identification.

PHASE FORWARD INCORPORATED
880 Winter Street
Waltham, Massachusetts 02451

PROXY STATEMENT

April 11, 2004

        This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting of stockholders of Phase Forward Incorporated, a Delaware corporation ("Phase Forward"), to be held at its offices located at 880 Winter Street, Waltham, Massachusetts 02451 on May 12, 2005, at 8:30 a.m., local time, and any adjournments or postponements thereof. Our 2004 Annual Report to Stockholders, containing financial statements for the year ended December 31, 2004, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting. This proxy statement and the accompanying notice and form of proxy will be first sent or given to stockholders on or about April 12, 2005.

        The record date for the determination of stockholders entitled to notice of and to vote at the annual meeting has been fixed by our Board of Directors as the close of business on April 7, 2005. As of that date, 32,727,430 shares of common stock, par value $.01 per share, of Phase Forward were outstanding and entitled to vote at the annual meeting. Holders of our common stock are entitled to cast one vote for each share held of record at the close of business on April 7, 2005 on each matter submitted to a vote at the annual meeting.

        Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the annual meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Phase Forward, before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of Phase Forward before the taking of the vote at the annual meeting, or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). If a stockholder is not attending the annual meeting, any proxy or notice should be returned to the Secretary of Phase Forward at the above address in time for receipt no later than the close of business on the day preceding the annual meeting.

        A majority in interest of the outstanding shares of our common stock entitled to vote and represented at the annual meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote and voting on the matter at the annual meeting. On all other matters that may be submitted to stockholders, an affirmative vote of at least a majority of the shares present, or represented by proxy, entitled to vote and voting at the annual meeting is required for approval. Broker "non-votes" on any matter shall be deemed not to have been voted on such matter. The vote on each matter submitted to stockholders is tabulated separately.

        The persons named as attorneys-in-fact in the proxy, Rodger Weismann and D. Ari Buchler, were selected by the Board of Directors and are officers of Phase Forward. All properly executed proxies returned in time to be counted at the meeting will be voted by such persons at the meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. With respect to the election of directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee's name in the space provided on the proxy. Where a proxy is properly signed and returned without indicating any voting instructions regarding the foregoing matters, the shares represented by the proxy will be voted FOR the proposal.

        The Board of Directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our common stock as of March 15, 2005, unless otherwise specified, by:

  •
  each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of our common stock;

  •
  each named executive officer;

  •
  each of our directors; and

  •
  all executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options held by the respective person or group which may be exercised or converted within 60 days after March 15, 2005. For purposes of calculating each person's or group's percentage ownership, stock options exercisable within 60 days after March 15, 2005 are included for that person or group but not the stock options of any other person or group. The applicable percentage of common stock outstanding as of March 15, 2005 is based upon 32,558,390 shares outstanding.

        Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person's spouse.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock Outstanding
North Bridge Venture Partners(1)	4,592,648	14.11%
FMR Corp.(2)	4,238,954	13.02%
Atlas Venture(3)	4,119,418	12.65%
Credit Suisse First Boston business unit(4)	2,921,230	8.97%
Thomas Weisel group(5)	2,721,320	8.36%
ABS Capital(6)	1,743,861	5.36%
Schroder Ventures group(7)	1,655,564	5.08%
Richard A. D'Amore(1)(8)	4,595,773	14.11%
Axel Bichara(3)(9)	4,122,543	12.66%
Paul A. Bleicher(10)	983,921	3.01%
Robert K. Weiler(11)	765,617	2.30%
John Hamilton(12)	54,685	*
Stephen J. Powell(11)	122,810	*
Martin Young(13)	41,208	*
Franklyn A. Caine(11)	37,500	*
James I. Cash, Jr.(11)	37,500	*
Peter Barton Hutt(11)	59,062	*
All executive officers and directors as a group(14)	11,073,242	32.54%

*
less than 1%.

        Unless otherwise noted below, the address of each person listed on the table is c/o Phase Forward Incorporated, 880 Winter Street, Waltham, MA 02451.

(1)
As of December 31, 2004, North Bridge Venture Partners V-A, L.P. ("NBVP V-A") is the record holder of 3,080,721 shares of common stock and North Bridge Venture Partners V-B, L.P. ("NBVP V-B") is the record holder of 1,511,927 shares of common stock. As the General Partner of NBVP V-A and NBVP V-B, North Bridge Venture Management V, L.P. ("NBVM V") may be deemed to own beneficially 4,592,648 shares of common stock. As General Partners of NBVM V, each of Edward T. Anderson, Richard A. D'Amore, William J. Geary, Jeffrey P. McCarthy, Angelo J. Santinelli, Michael J. Skok and Jeffrey Beir (collectively, the "North Bridge Partners") may be deemed to own beneficially 4,592,648 shares of common stock. NBVP V-A expressly disclaims beneficial ownership of any shares held of record by NBVP V-B. NBVP V-B expressly disclaims beneficial ownership of any shares held of record by NBVP V-A. Each of the North Bridge Partners expressly disclaims beneficial ownership of any shares held of record by NBVP V-A or NBVP V-B, except to the extent of his pecuniary interests therein, if any. NBVP V-A shares power to vote or to direct the vote of and shares power to dispose or direct the disposition of 3,080,721 shares of common stock. NBVP V-B shares power to vote or to direct the vote of and shares power to dispose or direct the disposition of 1,511,927 shares of common stock. NBVM V and each of the North Bridge Partners shares power to vote or to direct the vote of and shares power to dispose or direct the disposition of 4,592,648 shares of common stock. This information has been obtained solely from a Schedule 13G filed by the North Bridge group with the Securities and Exchange Commission on February 14, 2005. North Bridge Venture Partners' address is 950 Winter Street, Suite 4600, Waltham, MA 02451.

(2)
Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares of common stock. The interest of one person, Fidelity Small Cap Stock Fund, an investment company registered under the Investment Company Act of 1940, in our shares of common stock amounted to 2,623,015 shares or 8.11% of the total outstanding Common Stock at February 28, 2005. This information has been obtained solely from a Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on March 10, 2005. FMR Corp.'s address is 82 Devonshire Street, Boston, MA 02109.

(3)
Consists of 3,613,661 shares held by Atlas Venture Fund III, L.P., 78,570 shares held by Atlas Venture Entrepreneurs' Fund III, L.P., 5,621 shares held by Atlas Venture Entrepreneurs' Fund V, L.P., 337,676 shares held by Atlas Venture Fund V, L.P., 41,945 shares held by Atlas Venture Parallel Fund V-A, C.V., and 41,945 shares held by Atlas Venture Parallel Fund V-B, C.V. Mr. Bichara is a Vice President of Atlas Venture Associates III, Inc., the general partner of Atlas Venture Associates III, L.P., which is the general partner of Atlas Venture Fund III, L.P. and Atlas Venture Entrepreneurs' Fund III, L.P.; Mr. Bichara is also a Vice President of Atlas Venture Associates V, Inc., the general partner of Atlas Venture Associates V, L.P., which is the general partner of Atlas Venture Fund V, L.P., Atlas Venture Parallel Fund V-A, C.V., Atlas Venture Parallel Fund V-B, C.V. and Atlas Venture Entrepreneurs' Fund V, L.P. and may be deemed to share voting and investment power with respect to all shares held by those entities. Mr. Bichara disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any. This information has been obtained from a Form 4 filed by these entities with the Securities and Exchange Commission on March 16, 2005. Atlas Venture's address is 890 Winter Street, Waltham, MA 02451.

(4)
The ultimate parent company of Credit Suisse First Boston ("CSFB") is Credit Suisse Group ("CSG"), a corporation formed under the laws of Switzerland. CSG, for purposes of the federal securities laws, may be deemed ultimately to control CSFB and the Credit Suisse First Boston business unit. The "Credit Suisse First Boston business unit", or "CSFB business unit", consists of CSFB and its subsidiaries, excluding Credit Suisse Asset Management ("CSFB Asset

  Management"). CSG, its executive officers and directors, and its direct and indirect subsidiaries may be deemed to beneficially own these shares. CSG disclaims beneficial ownership of shares beneficially owned by its direct and indirect subsidiaries, including CSFB and its subsidiaries. Each of CSFB Asset Management and CSG's other business units disclaims beneficial ownership of shares beneficially owned by the CSFB business unit. The CSFB business unit disclaims beneficial ownership of shares beneficially owned by CSG, CSFB Asset Management, and CSG's other business units. This information has been obtained solely from a Schedule 13G filed by the CSFB business unit with the Securities and Exchange Commission on February 11, 2005. Credit Suisse First Boston business unit's address is Eleven Madison Avenue, New York, NY 10010.

(5)
As of December 31, 2004, consists of 2,721,320 shares held by Thomas Weisel Partners Group LLC ("TW Group"), 2,686,529 shares held by Tailwind Capital Partners LLC ("TCP LLC"), 2,308,580 shares held by Thomas Weisel Capital Partners, L.P. ("TWCP LP"), 194,869 shares held by TWP CEO Founders' Circle (QP), L.P. ("QP"), 53,337 shares held by TWP CEO Founders' Circle (AI), L.P. ("AI"), 21,725 shares held by Thomas Weisel Capital Partners Employee Fund, L.P. ("Employee Fund"), 54,009 shares held by Thomas Weisel Capital Partners (Dutch), L.P. ("TWCP Dutch"), 54,009 shares held by Thomas Weisel Capital Partners (Dutch II), L.P. ("TWCP Dutch II"), and 34,791 shares held by TWP 2000 Co-Investment Fund, L.P. ("TWP 2000"). Shares held by TW Group include shares of common stock owned by TWCP LP, QP, AI, Employee Fund, TWCP Dutch, TWCP Dutch II and TWP 2000, which may be deemed to be beneficially owned by TW Group. TW Group is the managing member of an entity that is (i) the managing member of TCP LLC and (ii) the general partner of TWP 2000. Shares held by TCP LLC include shares of common stock owned by TWCP LP, QP, AI, Employee Fund, TWCP Dutch and TWCP Dutch II, which may be deemed to be beneficially owned by TCP LLC. TCP LLC is (i) the general partner of TWCP LP, AI, QP and Employee Fund and (ii) the managing member of the general partner of TWCP (Dutch) and TWCP (Dutch II). The foregoing reporting persons shared power to vote or to direct the vote and to dispose or to direct the disposition of these shares. This information has been obtained solely from a Schedule 13G filed by the Thomas Weisel group with the Securities and Exchange Commission on February 14, 2005. Thomas Weisel Group's address is 390 Park Avenue, 17th Floor, New York, NY 10022.

(6)
As of December 31, 2004, ABS Capital Partners, L.P. ("ABS Capital") and ABS Capital Partners II, L.P. ("ABS Capital II") beneficially own 1,743,861 shares of common stock. ABS Capital and ABS Capital II have the power to vote or direct the disposition of all the shares. Such power is exercised through ABS Partners, L.P. ("ABS Partners") and ABS Partners II, L.L.C. ("ABS Partners II") as the sole general partners of ABS Capital and ABS Capital II, respectively. ABS Partners and ABS Partners II, as the general partners of ABS Capital and ABS Capital II, respectively, may be deemed to beneficially own the shares. Each of ABS Capital, ABS Partners, ABS Capital II and ABS Partners II has sole power to vote or to direct the vote of 0 shares. ABS Capital, ABS Partners, ABS Capital II and ABS Partners II have shared power to vote or to direct the vote of 1,743,861 shares. Each of ABS Capital, ABS Partners, ABS Capital II and ABS Partners II has sole power to dispose or to direct the disposition of 0 shares. ABS Capital, ABS Partners, ABS Capital II and ABS Partners II have shared power to dispose or to direct the disposition of 1,743,861 shares. This information has been obtained solely from a Schedule 13G filed by ABS Capital Partners with the Securities and Exchange Commission on February 14, 2005. ABS Capital's address is 400 E. Pratt Street, Baltimore, MD 21202.

(7)
As of December 31, 2004, these shares are owned directly by Schroder Ventures International Life Sciences Fund II L.P.1 ("SVILSF II LP1"), Schroder Ventures International Life Sciences Fund II L.P.2 ("SVILSF II LP2"), Schroder Ventures International Life Sciences Fund II L.P.3 ("SVILSF II LP3"), Schroder Ventures International Life Sciences Fund II Strategic Partners L.P. ("SVILSF II Strategic Partners"), SITCO Nominees Ltd. VC 01903 as Nominee of Schroder Ventures

  International Life Sciences Fund II Group Co-Investment Scheme ("SVILSF II Co-Investment"), and SV Nominees Limited as Nominee of Schroder Ventures Investments Limited ("SVIL") (collectively, the "SV Funds"). Schroder Venture Managers Inc., a New York corporation ("SVMI"), is General Partner of SVILSF II LP1, SVILSF II LP2, SVILSF II LP3, and SVILSF II Strategic Partners. Schroder Venture Managers Limited, a Bermuda limited company ("SVML"), is fund manager to SVMI. The shares beneficially owned by SVILSF II LP1, SVILSF II LP2, SVILSF II LP3, and SVILSF II Strategic Partners, SVILSF II Co-Investment, SVIL, SVMI and SVML are directly owned by the SV Funds. SVILSF II LP1, SVILSF II LP2, SVILSF II LP3, SVILSF II Strategic Partners, SVILSF II Co- Investment, and SVIL, each individually own less than 5% of the shares of Phase Forward common stock. SVML serves as the fund manager to SVMI. SVILSF II LP1, SVILSF II LP2, SVILSF II LP3, SVILSF II Strategic Partners, SVILSF II Co-Investment, and SVIL are contractually obligated to act consistent with the investment recommendations and decisions of SVMI. This information has been obtained solely from a Schedule 13G (Amendment No. 1) filed by the Schroder Ventures group with the Securities and Exchange Commission on March 29, 2005. Schroder Ventures group's address is c/o Schroder Administrative Services (Bermuda) Limited, 22 Church Street, Hamilton HM 11 Bermuda.

(8)
Includes 3,125 shares issuable to Mr. D'Amore upon exercise of stock options.

(9)
Includes 3,125 shares issuable to Mr. Bichara upon exercise of stock options.

(10)
Includes 111,666 shares issuable to Dr. Bleicher upon exercise of stock options. Also includes 66,502 shares held by the Paul A. Bleicher 1999 Irrevocable Trust. Dr. Bleicher disclaims beneficial ownership of these shares.

(11)
Represents shares issuable upon exercise of stock options.

(12)
Represents shares issuable to Mr. Hamilton upon exercise of stock options. Mr. Hamilton's employment with Phase Forward terminated on March 31, 2005.

(13)
Includes 19,541 shares issuable to Mr. Young upon exercise of stock options.

(14)
Includes an aggregate of 1,467,254 shares issuable upon exercise of stock options held by 15 executive officers and directors.

PROPOSAL I
ELECTION OF DIRECTORS

        Our Board of Directors currently consists of seven members. Pursuant to our amended and restated certificate of incorporation, our Board of Directors consists of a single class with a one-year term. Each director will hold office until that director's successor has been elected and qualified or until his earlier death, resignation or removal. The directors are elected by a plurality of votes cast by stockholders.

        Upon the recommendation of the Governance, Nominating and Compliance Committee of the Board of Directors of Phase Forward, the Board of Directors has nominated and recommended Robert K. Weiler, Paul A. Bleicher, M.D., Ph.D, Axel Bichara, Franklyn A. Caine, James I. Cash, Jr., Ph.D, Richard A. D'Amore, and Peter Barton Hutt for election to the Board of Directors. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of all the nominees named below. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE NOMINEES LISTED BELOW

        The following table sets forth the nominees to be elected at the annual meeting, the year such nominee or director was first elected as a director, and the positions currently held by the nominees. All directors serve for a one-year term until that director's successor has been elected and qualified or until his earlier death, resignation or removal.

Nominee's Name and Year First Became Director	Positions with Phase Forward
Robert K. Weiler (2002)	President, Chief Executive Officer and Director
Paul A. Bleicher, M.D., Ph.D (1997)	Chairman of the Board of Directors and Chief Strategy Officer
Axel Bichara (1999)	Director
Franklyn A. Caine (2003)	Director
James I. Cash, Jr., Ph.D (2003)	Director
Richard A. D'Amore (1997)	Director
Peter Barton Hutt (1999)	Director

OCCUPATIONS OF DIRECTORS, THE NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

        Set forth below is information relating to our directors, the nominees for director and executive officers:

Name	Age	Position
Robert K. Weiler	54	President, Chief Executive Officer and Director
Paul A. Bleicher, M.D., Ph.D	50	Chairman of the Board of Directors and Chief Strategy Officer
Rodger Weismann	63	Senior Vice President, Chief Financial Officer and Treasurer
Steven J. Rosenberg	49	Vice President of Development
Stephen J. Powell(1)	46	Vice President of Worldwide Sales
Martin Young	44	Vice President of Services for North America
D. Ari Buchler	40	Vice President, General Counsel and Secretary
Victor P. Becker	52	Vice President, Human Resources
Michael P. Owings	50	Vice President, Quality and Regulatory Compliance
Axel Bichara(2)(3)	41	Director
Franklyn A. Caine(3)(4)	55	Director
James I. Cash, Jr., Ph.D(2)(4)	57	Director
Richard A. D'Amore(2)(3)	51	Director
Peter Barton Hutt(4)	70	Director

(1)
Mr. Powell is employed by us through our wholly-owned subsidiary, Phase Forward Europe Limited.

(2)
Member of Management, Development and Compensation Committee.

(3)
Member of Audit and Finance Committee.

(4)
Member of Governance, Nominating and Compliance Committee.

        Robert K. Weiler has served as our Chief Executive Officer, President and a member of the Board of Directors since November 2002. Prior to joining Phase Forward, Mr. Weiler served as Chairman, President and Chief Executive Officer of Giga Information Group, an IT Research Company, from September 1999 to October 2002. Prior to joining Giga, he was President and Chief Executive Officer of Eastman Software (formerly Wang Software) from March 1997 to March 1999. Mr. Weiler also served as Senior Vice President, Worldwide Sales and Marketing for Lotus Development Corporation. He serves as the Chairman of the Board of Trustees of Saint Anselm College and on the board of directors of Waterville Company.

        Paul A. Bleicher, M.D., Ph.D, a co-founder of Phase Forward, has served as Chairman of our Board of Directors since November 1997 and as our Chief Strategy Officer since March 2004. Dr. Bleicher also served as our Chief Executive Officer and President from September 1997 to March 1998 and from March 2002 to November 2002. Prior to Phase Forward, Dr. Bleicher was a Director, Early Phase Services at PAREXEL International and subsequently joined Alpha-Beta Technology, Inc. where he served as Vice President, Clinical Affairs. Dr. Bleicher received his M.D. and Ph.D (Microbiology/Immunology) from the University of Rochester School of Medicine and Dentistry, was trained in Internal Medicine and Dermatology at Harvard Medical School, and is board certified in Dermatology. After completion of his medical training he was a post-doctoral fellow in the Department of Molecular Immunology at the Dana-Farber Cancer Institute and an assistant professor in the Department of Dermatology at the Massachusetts General Hospital. Dr. Bleicher served as Chairman of the Steering Committee of North America for the Drug Information Association from 2001 to 2003, as a member of the Steering Committee in 2004 and as a member of their Board of Directors from 2001 to 2003. He is a member of the School of Science External Advisory Committee at Rensselaer Polytechnic Institute.

        Rodger Weismann has served as our Senior Vice President, Chief Financial Officer and Treasurer since November 2004. Prior to joining Phase Forward, Mr. Weismann served as the Chief Financial Officer and Senior Vice President Finance and Operations at Inxight Software from May 2003 to June 2004. Prior to Inxight, Mr. Weismann served as Chief Financial Officer of Kabira Technologies from December 1999 to October 2001. From December 1998 to December 1999, Mr. Weismann served as Chief Financial Officer and Vice President of Finance at NONSTOP Solutions (now Evant), a distribution optimization services company. From September 1998 to November 1998, Mr. Weismann served as Vice President of Finance and Administration and Chief Financial Officer at Live Picture, an internet imaging company. From February 1993 to March 1998, Mr. Weismann served as Chief Financial Officer and Senior Vice President of Finance and Administration at Forte Software, a software applications development and deployment company. From 1986 to 1993, Mr. Weismann served as Chief Financial Officer, Chief Operating Officer and Executive Vice President of Corporate Development at Banyan Systems, a computer networking firm. Mr. Weismann received an M.B.A. from the Amos Tuck School of Business Administration of Dartmouth College and a B.S. degree from Cornell University.

        Steven J. Rosenberg has served as our Vice President of Development since April 2003. Prior to joining Phase Forward, Mr. Rosenberg served as Vice President of Client Services at AptSoft Corporation, a provider of enterprise solutions for business process coordination, from July 2002 to April 2003. Prior to AptSoft, Mr. Rosenberg served as Senior Vice President of Development and Client Services at W3Health, a software company, from August 1999 to May 2002. Prior to W3Health, he served as Vice President and Manager of the Medical Management Division at McKesson, a software company, from June 1994 to July 1999.

        Stephen J. Powell has served as our Vice President of Worldwide Sales since March 2005, and prior to that as our General Manager of International Operations since January 2002. Mr. Powell served in a similar capacity, providing us with services through Abney Management Services Limited, a management consulting firm of which Mr. Powell was Managing Director, from January 1999 to January 2002. Prior to Phase Forward, Mr. Powell held various positions at Glaxo Wellcome PLC, a pharmaceutical company, for 15 years, including U.K. Commercial Director from January 1998 to January 1999.

        Martin Young has served as our Vice President of Services for North America since March 2004. Mr. Young has held various positions at Phase Forward since August 1999, most recently serving as Vice President of Professional and Enterprise Services, International. Prior to joining Phase Forward, Mr. Young served in a variety of services and operational roles at Glaxo Wellcome PLC until December 31, 1998. Mr. Young holds a B.Sc. (Hons) in Engineering Service from Durham University and an Executive M.B.A. from the Cranfield School of Management.

        D. Ari Buchler has served as our Vice President and General Counsel since October 1999, and as Secretary since February 2000. Prior to joining Phase Forward, Mr. Buchler served as Corporate Counsel for Cahners Business Information (now Reed Business Information), a business information provider, from January 1997 to October 1999. Prior to Cahners, he practiced in the corporate group at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1994 to 1997. Mr. Buchler received his J.D. degree from Columbia University School of Law.

        Victor P. Becker joined Phase Forward as Vice President, Human Resources in January 2004. Prior to joining Phase Forward, Mr. Becker was Vice President, Human Resources at Authoria, Inc., a software company, from February 2000 to November 2003. Prior to Authoria, Mr. Becker was Director of Human Resources for Inacom Corporation, a services company, from June 1998 to February 2000.

Prior to Inacom, Mr. Becker was Director of Human Resources for ENTEX Information Services, a services company, from October 1989 to June 1998. Prior to ENTEX, Mr. Becker was Human Resources Manager at Data General Corp., a hardware company, from September 1981 to October 1989.

        Michael P. Owings has served as our Vice President, Quality and Regulatory Compliance since April 2004. Prior to becoming Vice President, Mr. Owings served as our Director, Quality and Regulatory North America from 2002 to 2004, as Director, Quality and Regulatory Affairs-Services from 2001 to 2002, and as Senior Manager, Corporate Quality Affairs from 2000 to 2001. Prior to Phase Forward, Mr. Owings held various positions at Copley Pharmaceutical Inc. from 1996 to 2000, at Procept, Inc., from 1995 to 1996, and at Marion Merrell Dow, Inc. (HMR/Aventis) from 1982 to 1995.

        Axel Bichara joined our Board of Directors in May 1999. Mr. Bichara was responsible for Atlas Venture's initial investment in Phase Forward's first round of venture financing in August 1997. Mr. Bichara has been a Senior Partner of Atlas Venture, a venture capital firm, since 1998. He joined Atlas Venture in 1993. Prior to his arrival at Atlas Venture, Mr. Bichara was Vice President of Product Development at Premise, a venture-backed software company which he co-founded in 1987, and which was acquired by Computervision in 1991. Mr. Bichara is currently on the board of directors of several private companies. A German citizen, Mr. Bichara holds an M.B.A. from INSEAD, a Master of Science degree from MIT and a Masters degree in Mechanical Engineering from Technical University in Berlin.

        Franklyn A. Caine joined our Board of Directors in October 2003. Mr. Caine has served as an independent consultant since January 2003. Mr. Caine served as Senior Vice President and Chief Financial Officer at Raytheon Company from April 1999 until January 2003. Prior to Raytheon, Mr. Caine was Chief Financial Officer at Wang Global, a global network services company, from August 1994 to March 1999. Earlier in his career, Mr. Caine held several executive positions at United Technologies, RCA, and Exxon. Mr. Caine holds a B.Sc. in Chemical Engineering from Princeton University and an M.B.A. from the University of Chicago Graduate School of Business.

        James I. Cash, Jr., Ph.D joined our Board of Directors in October 2003. Dr. Cash is a former James E. Robison Professor of Business Administration at the Harvard Graduate School of Business. Dr. Cash served on the faculty of the Harvard Graduate School of Business from July 1976 to October 2003, where he served as chairman of the M.B.A. program from 1992 to 1995, and the chairman of HBS Publishing. Dr. Cash is also a director of The Chubb Corporation, Microsoft Corporation, General Electric Company and Scientific-Atlanta, Inc. He also serves as a trustee of Massachusetts General Hospital, Harlem Children's Zone, Babson College, Newton-Wellesley Hospital and Partners Healthcare and as an overseer for the Boston Museum of Science. Dr. Cash holds a B.S. in Mathematics from Texas Christian University and M.S. and Ph.D degrees from Purdue University.

        Richard A. D'Amore joined our Board of Directors in December 1997. Mr. D'Amore is, and since the inception of North Bridge Venture Partners in 1994, has been, a general partner in multiple entities which serve as the general partner of multiple venture capital limited partnerships of North Bridge Venture Partners. Mr. D'Amore also serves on the board of directors of Solectron Corporation and Veeco Instruments, Inc.

        Peter Barton Hutt joined our Board of Directors in October 1999. Mr. Hutt has been a partner of Covington & Burling, a law firm, since 1975 and has practiced food and drug law there since 1960. Mr. Hutt was chief counsel for the Food and Drug Administration from 1971 to 1975. Mr. Hutt is a member of the Institute of Medicine of the National Academy of Sciences and has served on the IOM Executive Committee. He teaches a course on Food and Drug Law at Harvard Law School and has taught the same course at Stanford Law School. He serves on the board of directors of CV Therapeutics, Favrille, Inc., Introgen Therapeutics, Inc., Ista Pharmaceuticals, Inc., and Momenta

Pharmaceuticals, Inc. Mr. Hutt holds a B.A., magna cum laude, from Yale University, an LL.B. from Harvard University and an LL.M. from New York University.

  Supplemental Disclosure

        On November 25, 2002, the Securities and Exchange Commission, Raytheon Company and Franklyn Caine, a member of our Board of Directors, reached a settlement related to an investigation regarding Regulation FD. In connection with that settlement, the Securities and Exchange Commission issued a cease-and-desist order against Raytheon and Mr. Caine, the then-current Chief Financial Officer of Raytheon. In accordance with the final terms of the Securities and Exchange Commission order, Raytheon and Mr. Caine agreed to cease and desist from causing any violations of Section 13(a) of the Securities Exchange Act of 1934 or Regulation FD. The Securities and Exchange Commission did not impose any fines or penalties on Raytheon or Mr. Caine in connection with this investigation.

        Our executive officers are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers and our directors.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Independence

        The Board of Directors has determined that each of Axel Bichara, Richard A. D'Amore, Franklyn A. Caine, James I. Cash, Jr. Ph.D, and Peter Barton Hutt, comprising five of its seven members, is an independent director within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. ("Nasdaq") and the applicable rules of the Securities and Exchange Commission. Furthermore, the Board has determined that all of the members of the Audit and Finance Committee, the Management, Development and Compensation Committee, and the Governance, Nominating and Compliance Committee are independent within the meaning of applicable director independence standards.

Executive Sessions of Independent Directors

        Executive sessions of our independent directors are generally held following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any of our non-independent directors and are chaired by a lead independent director who is appointed annually by the Board of Directors from our independent directors. Dr. Cash currently serves as the lead independent director. In this role, Dr. Cash serves as chairperson of the independent director sessions and assists the board in assuring effective corporate governance. The independent directors of the Board of Directors met in executive session eight times in 2004.

Policy Governing Security Holder Communications with the Board of Directors

        Any of our security holders who wish to communicate directly with the Board of Directors or an individual member of the Board of Directors may do so by sending such communication by certified mail addressed to the Chairman of the Board, as a representative of the entire Board of Directors, or to the individual director or directors, in each case, c/o Phase Forward Incorporated, Attn: Board of Directors, Office of the General Counsel, 880 Winter Street, Waltham, Massachusetts 02451. We will forward any such security holder communication to the Chairperson and/or to the director to whom the communication is addressed on a periodic basis.

Policies Regarding Director Nominations

  Director Qualifications

        The Governance, Nominating and Compliance Committee is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the overall composition and needs of the Board, with the objective of recommending candidates that will contribute to a board of directors that best leads to the success of our business and represents shareholder interests using its diversity of experience. Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to Phase Forward's business and strategic direction, concern for long-term shareholder interests, personal integrity and sound business judgment. The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our shareholders diversity of opinion and insight in the areas most important to Phase Forward and its corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the Board of Directors. The Governance, Nominating and Compliance Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominees who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Governance, Nominating and Compliance Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

  Process for Identifying and Evaluating Director Nominees

        The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Governance, Nominating and Compliance Committee, with the expectation that other members of the Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, the Governance, Nominating and Compliance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders or through such other methods as the committee deems appropriate. Once candidates have been identified, the Governance, Nominating and Compliance Committee confirms that the candidates meet the qualifications for director nominees established by the committee. The Governance, Nominating and Compliance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the committee deems to be helpful in the evaluation process. The Governance, Nominating and Compliance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Governance, Nominating and Compliance Committee recommends candidates for the Board of Director's approval (and the approval of a majority of the independent directors) as director nominees for election to the Board of Directors. The Governance, Nominating and Compliance Committee also recommends candidates for the Board of Director's appointment to the standing committees of the Board of Directors.

  Procedures for Recommendation of Director Nominees by Stockholders

        The policy of the Governance, Nominating and Compliance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board of Directors. Stockholders, in submitting recommendations to the Governance, Nominating and Compliance Committee for director nominee candidates, shall make such recommendation in writing and shall include:

  •
  the name and address of the stockholder making the recommendation, as they appear on Phase Forward's books and records, and of such record holder's beneficial owner;

  •
  the number of shares of capital stock of Phase Forward that are owned beneficially and held of record by such stockholder and such beneficial owner;

  •
  the name of the individual recommended for consideration as a director nominee;

  •
  why such recommended candidate meets Phase Forward's criteria and would be able to fulfill the duties of a director; and

  •
  all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act"), including the recommended candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected.

        Nominations must be sent to the attention of the Secretary of Phase Forward by U.S. Mail (including courier or expedited delivery service) c/o Phase Forward Incorporated, Attn: Secretary, Office of the General Counsel, 880 Winter Street, Waltham, Massachusetts 02451. The Governance, Nominating and Compliance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting; provided, however, that with respect to a special meeting of stockholders called by Phase Forward for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (x) the close of business on the 60th day prior to such special meeting or (y) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. The Secretary of Phase Forward will promptly forward any such nominations to the Governance, Nominating and Compliance Committee. Once the Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Director Attendance at Annual Meetings of Stockholders

        Our policy is to schedule a regular meeting of the Board of Directors on the same date as Phase Forward's annual meeting of stockholders and, accordingly, directors are encouraged to be present at our stockholder meetings. We did not hold a stockholders meeting in 2004.

Code of Ethics

        In 2004, we adopted a "code of ethics" as defined by regulations promulgated under the Securities Act of 1933, as amended, (the "Securities Act") and the Exchange Act that applies to all of our directors, officers and employees. The code of ethics is designed to deter wrongdoing and promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in reports and documents that we submit to the Securities and Exchange Commission and in other public communications that we make;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  the prompt internal reporting of violations of the code to an appropriate person identified in the code of ethics; and

  •
  accountability for adherence to the code of ethics.

        We have established procedures to ensure that suspected violations of the code may be reported anonymously. A current copy of our code of ethics is available at http://www.phaseforward.com. A copy may also be obtained, free of charge, from us upon a request directed to Phase Forward Incorporated, 880 Winter Street, Waltham, Massachusetts 02451, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the code of ethics granted to directors and officers by posting such information on our website available at http://www.phaseforward.com and/or in our public filings with the Securities and Exchange Commission.

Director Evaluations

        The Board of Directors performs annual self-evaluations of its composition and performance, including evaluations of its standing committees and individual evaluations for each director. In addition, each of the standing committees of the Board of Directors conducts its own self-evaluation, which is reported to the Board of Directors. Our Board of Directors retains the authority to engage its own advisors and consultants.

        For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.phaseforward.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

        Our bylaws currently permit our Board of Directors to establish by resolution the authorized number of directors, and seven directors are currently authorized. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board of Directors. Each director is elected annually. There are no staggered terms for the directors or cumulative voting rights for the stockholders. Dr. Cash has been designated by the Board of Directors as the lead independent director. In this role, Dr. Cash serves as chairperson of the independent director sessions and assists the board in assuring effective corporate governance.

        Our Board of Directors met eight times and took action by written consent three times during 2004. All directors other than Dr. Cash attended at least 75% of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors on which they then served during 2004. Dr. Cash attended 71% of all such meetings; however, all directors attended at least 75% of our regularly scheduled Board meetings. The Board of Directors retains the authority to engage its own advisors and consultants.

Board Committees

        Our Board of Directors has the following standing committees: Audit and Finance Committee; Management, Development and Compensation Committee; and Governance, Nominating and Compliance Committee; each of which operates pursuant to a separate charter adopted by our Board of Directors. A current copy of each charter is available at http://www.phaseforward.com. The charters are reviewed for appropriateness at least annually. Each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

  Audit and Finance Committee

        Our Audit and Finance Committee oversees our corporate accounting and financial reporting process. Our Audit and Finance Committee:

  •
  evaluates the qualifications, independence and performance of the independent registered public accounting firm;

  •
  determines the engagement of the independent registered public accounting firm;

  •
  approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

  •
  monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

  •
  oversees selection and changes to accounting policies and establishes policies;

  •
  reviews our financial statements and Management's Discussion and Analysis contained in all reports to the Securities and Exchange Commission;

  •
  reviews our critical accounting policies and estimates;

  •
  reviews material communication between our independent registered public accounting firm and management; and

  •
  discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements.

        Our Audit and Finance Committee is presently comprised of Messrs. D'Amore, Bichara and Caine, each of which is an independent director within the meaning of the director independence standards of Nasdaq and the applicable rules of the Securities and Exchange Commission. Mr. Caine serves as chairperson of the Audit and Finance Committee and is an "audit committee financial expert" as is defined under recently adopted Securities and Exchange Commission rules.

        Our Audit and Finance Committee met 10 times in 2004. There were no actions taken by written consent in 2004. The Audit and Finance Committee's report appears elsewhere in this proxy statement and a copy of the committee's charter is attached as an Appendix to this Proxy Statement.

  Management, Development and Compensation Committee

        Our Management, Development and Compensation Committee reviews and recommends policy relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other senior officers, evaluating the performance of these officers in light of those goals and objectives, and setting compensation of these officers based on such evaluations. The Management, Development and Compensation Committee also administers the issuance of stock options and other awards under our stock plans. The Management, Development and Compensation Committee reviews and evaluates, at least annually, the performance of the committee and its members, including compliance of the committee with its charter. The Management, Development and Compensation Committee is presently comprised of Dr. Cash and Messrs. Bichara and D'Amore, each of which is an independent director within the meaning of the director independence standards of Nasdaq and the applicable rules of the Securities and Exchange Commission. Mr. D'Amore serves as chairperson of the Management, Development and Compensation Committee.

        Our Management, Development and Compensation Committee met six times and took action by written consent three times in 2004. The Management, Development and Compensation Committee's report appears elsewhere in this proxy statement.

  Governance, Nominating and Compliance Committee

        The Governance, Nominating and Compliance Committee oversees all aspects of our corporate governance functions, makes recommendations to our Board of Directors regarding corporate governance candidates to serve as directors of Phase Forward, recommends such candidates to our Board of Directors and makes other recommendations to our Board of Directors regarding affairs relating to our Board of Directors, including director compensation. The current members of our Governance, Nominating and Compliance Committee are Dr. Cash, and Messrs. Hutt and Caine, each of which is an independent director within the meaning of the director independence standards of Nasdaq and the applicable rules of the Securities and Exchange Commission. Dr. Cash serves as chairperson of the Governance, Nominating and Compliance Committee.

        As part of our initial public offering process our Board of Directors dealt directly with all corporate governance matters, such as the review and adoption of committee charters and our ethics policy. There were no director nominations in 2004. Accordingly, our Governance, Nominating and Compliance Committee did not meet separately or take action by written consent in 2004.

Compensation Committee Interlocks and Insider Participation

        As noted above, the Management, Development and Compensation Committee of the board consists of Dr. Cash, and Messrs. Bichara and D'Amore. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Management, Development and Compensation Committee.

        During the last year, none of our executive officers served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Management, Development and Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Management, Development and Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors.

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Director Compensation

        Subject to certain attendance thresholds described below, we pay each of our non-employee directors the following cash compensation:

Annual retainer for Board membership	$10,000
Annual retainer for each standing Board committee membership	$2,000
Additional annual retainer for each standing Board committee chair	$2,000
Board meeting attendance	$1,500 per Board meeting attended in person
$1,000 per Board meeting attended telephonically
Committee meeting attendance	$500 for each standing Board committee meeting attended in person or telephonically

        To be eligible for the annual retainer for Board membership, directors are required to attend at least 75% of the Board meetings by phone or in person, and at least 50% of the meetings in person. Phase Forward's Chief Financial Officer may exercise discretion in determining whether certain absences are excusable in determining whether the attendance thresholds are met. All meeting fees and a quarterly installment of annual retainer fees are paid in arrears. In addition, all directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. No director employed by us receives separate compensation for services rendered as a director.

        On February 16, 2005, we approved a change to our cash compensation practices for non-employee directors effective January 1, 2005, permitting payments to all non-employee directors of Phase Forward. Before the change was approved, payments were made only to non-employee directors who were not affiliated with holders of Phase Forward's preferred stock prior to our July 2004 initial public offering. Directors who were affiliated with holders of Phase Forward's preferred stock in 2004 and were therefore not eligible for the cash payments to non-employee directors in 2004 were Axel Bichara and Richard D'Amore. For 2004, each non-employee director who was not affiliated with holders of Phase Forward's preferred stock prior to our July 2004 initial public offering received cash compensation from Phase Forward of between $22,000 and $38,525 in accordance with the foregoing cash compensation practices.

        Upon the initial election to the Board of Directors of a non-employee director who is also not affiliated with investors who were preferred stockholders before our July 2004 initial public offering, such non-employee director receives a one-time option to purchase 100,000 shares of our common stock under our amended and restated 2003 Non-Employee Director Stock Option Plan. All options granted to non-employee directors vest on the fifth anniversary of the date of grant, provided that the director has served continuously in this capacity through the vesting date. However, if directors meet certain board meeting attendance criteria, options may vest at the rate of one-sixteenth each quarter from the date of grant. Our Board of Directors has the discretion to grant options to non-employee directors pursuant to our 1997 and 2004 stock option plans.

Executive Compensation

        The following table sets forth the annual and long-term compensation for each of the past two years of each of (i) our Chief Executive Officer and (ii) our four other most highly compensated executive officers who were serving as of December 31, 2004.

		Annual Compensation(1)					Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation (2)	Securities Underlying Options	All Other Compensation
Robert K. Weiler(3) President, Chief Executive Officer and Director	2004 2003	$ $	325,000 300,000		$319,375 —	— —	— —	— —
Paul A. Bleicher(4) Chairman of the Board of Directors and Chief Strategy Officer	2004 2003	$ $	235,000 235,000		$84,600	—	125,000	—
John F. Hamilton(5) Vice President of North American Sales	2004 2003	$ $	200,000 200,000	$ $	185,464 65,554	— —	— —	— —
Stephen J. Powell(6) Vice President of Worldwide Sales	2004 2003	$ $	255,247 329,289	$ $	259,600 129,432	$65,635 —	— 25,000	— —
Martin Young(7) Vice President of Services for North America	2004 2003	$ $	179,469 184,975	$ $	168,363 92,374	$41,861 —	35,000 —	$45,401 —

(1)
Salary and bonuses are reported in the year earned, even if actually paid in a subsequent year. The 2003 compensation in this table does not include certain perquisites and other personal benefits received by the named executive officers that did not exceed 10% of any officer's total 2003 compensation reported in this table.

(2)
Excludes medical, life insurance and other benefits received by the named executive officers which are available generally to all of our salaried employees which do not exceed the lesser of $50,000 or 10% of any such named executive officer's total annual compensation.

(3)
"Bonus" consists of a $100,000 recognition and retention award and a $219,375 cash incentive award.

(4)
"Bonus" consists of a $21,150 recognition and retention award and a $63,450 cash incentive award.

(5)
"Bonus" consists of a $25,000 recognition and retention award, a $33,750 cash incentive award and $126,714 paid under our sales incentive plan. Mr. Hamilton's employment with us ended on March 31, 2005. In connection with his separation from Phase Forward, Mr. Hamilton was also provided with severance benefits in accordance with the Executive Agreement applicable to all of our executive officers, as well as payments to which he was entitled under our variable compensation plans. See "Certain Relationships and Related-Party Transactions—Severance and Change in Control Agreements" below.

(6)
"Bonus" consists of a $18,846 recognition and retention award, a $58,725 cash incentive award and $182,029 paid under our sales incentive plan. "Other Annual Compensation" consists of a $27,348 car allowance and $38,287 paid to Mr. Powell's pension fund. During 2004, Mr. Powell was Vice President and General Manager of International Operations. He became Vice President of Worldwide Sales in March 2005. Mr. Powell was paid in British pound sterling.

(7)
"Bonus" consists of a $9,692 recognition and retention award, $49,111 cash incentive award and $109,560 paid under our sales incentive plan. "Other Annual Compensation" consists of a $8,723 car allowance and $33,138 paid to Mr. Young's pension fund. "All Other Compensation" consists of $5,000 paid to Mr. Young toward relocation expenses incurred relocating from the U.K. to the U.S., $3,058 as reimbursement for taxes on the foregoing relocation expenses, $17,318 in payments made to third parties in connection with Mr. Young's relocation, $15,000 for temporary living expenses and $5,025 for tax-related services for Mr. Young. A portion of Mr. Young's compensation was paid in British pound sterling.

        See "Certain Relationships and Related-Party Transactions" below.

Option Grants

        The following table provides information concerning grants of options to purchase our common stock made during the period January 1, 2004 through December 31, 2004 to our named executive officers. The percentage of total options granted to employees in 2004 shown in the table below, if applicable, is based on options to purchase an aggregate of 687,555 shares of common stock granted during the 2004. The options, if any are listed, were granted under our 1997 Stock Option Plan or 2004 Stock Option and Incentive Plan at exercise prices equal to the fair market value of our common stock on the date of grant, as determined by our Board of Directors. The potential realizable value, if applicable, is calculated based on the term of the option at its time of grant, which is ten years. This value is net of exercise prices and before taxes, and is based on our July 2004 initial public offering price of $7.50 per share and the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until their expiration date. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock and the date on which the options are exercised.

        In general, options granted to new employees (including executive officers) in 2004 vest over four years, with 25% of the options vesting on the one-year anniversary of the grant date and the remainder vesting thereafter in 36 equal monthly installments. Options granted to employees with more than one year of service history in 2004 generally vest over four years in 48 equal monthly installments or, in the case of some executive officers, vest in full upon the earlier of seven years and, in part, upon the attainment of specified milestones.

					Potential Realizable Value at Assumed Annual rates of Stock Price Appreciation for Option Term
		Percent of Total Options Granted to Employees in 2004
Name	Number of Securities Underlying Options Granted		Exercise Price Per Share	Expiration Date
					5%	10%
Robert K. Weiler	—	—	—	—	—	—
Paul A. Bleicher	125,000	18%	$4.50	1/27/2014	$964,589	$1,869,134
John F. Hamilton	—	—	—	—	—	—
Stephen J. Powell	—	—	—	—	—	—
Martin Young	35,000	5%	$6.00	3/2/2014	$217,585	$470,857

Option Exercises and Year-End Option Values

        The following table sets forth certain information concerning the number and value of options exercised by the named executive officers as of December 31, 2004, if any, and the number and value of any unexercised options held by the named executive officers at December 31, 2004:

			Number of Securities Underlying Unexercised Options at December 31, 2004
					Value of Unexercised In-The-Money Options at December 31, 2004(1)
	Number of Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert K. Weiler	—	—	638,015	586,985	$3,298,537.55	$3,034,712.45
Paul A. Bleicher	—	—	110,416	84,584	$508,351.72	$312,298.28
John F. Hamilton	—	—	135,936	89,064	$702,789.12	$460,460.88
Stephen J. Powell	—	—	116,118	17,632	$600,330.06	$91,157.44
Martin Young	—	—	15,520	28,813	$69,884.80	$63,649.21

(1)
Based on the closing price of our common stock on the Nasdaq National Market on December 31, 2004 of $8.17.

Equity Compensation Plan Information

        We maintain the following three equity compensation plans under which our equity securities are authorized for issuance to our employees and/or directors: 1997 Stock Option Plan; 2003 Non-Employee Director Stock Option Plan; and 2004 Stock Option and Incentive Plan. Each of the foregoing equity compensation plans was approved by our stockholders. The following table presents information about these plans as of December 31, 2004.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Outstanding)
Equity compensation plans approved by security holders	4,474,041	$3.35	1,541,909
Equity compensation plans not approved by security holders	None	None	None
Total	4,474,041	$3.35	1,541,909

        No further grants are being made under the 1997 Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

        Other than compensation agreements and other arrangements which are described in "Compensation and Other Information Concerning Directors and Officers" and the transactions described below, in 2004, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

        In June 2004, we declared a special cash distribution, representing a return of capital, on each share of our series B, C and D preferred stock equal to five percent of the original purchase price of those shares. The aggregate amount of this special cash distribution was approximately $4.7 million, which was paid on September 15, 2004 to our former series B, C and D preferred stockholders of record as of June 15, 2004. Certain Atlas Venture entities and certain North Bridge Venture Partners entities held shares of our series B, C and D preferred stock, which converted into shares of common stock at the closing of the initial public offering on a one to one basis. For information regarding these stockholders and their association with some of our directors, see "Securities Ownership of Certain Beneficial Owners and Management".

        Thomas Weisel Partners LLC was a managing underwriter for our July 2004 initial public offering and received fees and commissions of approximately $1.3 million in connection with the offering. Entities affiliated with Thomas Weisel Partners LLC (the Thomas Weisel group) beneficially owned in the aggregate more than 10% of our outstanding capital stock at the time of the offering, as determined under the Conduct Rules of the National Association of Securities Dealers, Inc.

Employment Agreement

        On January 11, 2005, we entered into an agreement, effective May 17, 2004, with Martin Young, our Vice President of Services for North America, and Phase Forward Europe Limited, our subsidiary. This agreement provides that: (i) Mr. Young will be employed by us via a secondment arrangement between Phase Forward and Phase Forward Europe Limited for an initial term of 36 months, subject to earlier termination under certain conditions; and (ii) during the secondment, the Executive Services Agreement dated 28 July 1999 between Phase Forward Europe Limited and Mr. Young will be suspended. Pursuant to the agreement, Mr. Young was also granted an option to purchase 35,000 shares of our common stock at an exercise price per share equal to $6.00 per share, which vests at a rate of 2.08% per month over a 48-month period starting March 2, 2004.

Severance and Change in Control Arrangements

        Each of our executive officers, other than Stephen Powell, has signed an executive agreement which provides that, in the event that we terminate his or her employment other than for cause, we will make severance payments equal to 50% of such person's annual base salary and, in the discretion of Phase Forward's Chief Executive Officer, an amount representing variable compensation that such person would have been entitled to receive under our variable compensation plans but for the termination of their employment, as well as certain continued health benefits. In addition, these executive agreements provide that if we experience a change in control and the employment of such officer is terminated without cause, or if such officer terminates his or her employment for certain reasons including a substantial reduction in salary or bonus or geographic movement during the one-year period following the change in control, then all unvested stock options held by such officer become fully-vested and immediately exercisable and such officer is entitled to severance payments equal to 100% of his or her annual base salary and 50% of such officer's annual bonus, as well as certain continued health benefits. The agreements also provide that all options granted to each officer under our 2004 stock option and incentive plan will have their vesting accelerated by 25% upon a change in control. We are also party to an agreement with Martin Young, our Vice President of Services for North America, providing that Phase Forward will provide Mr. Young with reasonable relocation benefits if he returns to the United Kingdom in connection with a termination of his employment other than for cause or a change of control.

        Our 1997 Stock Option Plan provides that all options granted thereunder will have their vesting accelerated by 25% upon certain changes in control. In the event of a change in our control, under the 2003 director plan, all unvested options granted under the 2003 director plan will immediately vest in full and become exercisable.

        Phase Forward Europe Limited, our subsidiary, entered into an employment agreement, effective April 1, 2002, with Stephen Powell, our Vice President of Worldwide Sales, which provides generally for 12 months of notice or payment in lieu of notice to Mr. Powell in the event of a termination of his employment without cause or upon a change in control.

        John Schickling resigned as our Senior Vice President, Chief Financial Officer and Treasurer effective November 10, 2004. He was employed by us until December 31, 2004. In connection with his separation from Phase Forward, we agreed to pay Mr. Schickling severance equal to $115,583, and to continue certain health benefits for up to four months following his last day of employment. We also agreed to accelerate the vesting of all stock options and restricted stock held by Mr. Schickling which were unvested as of his last day of employment.

MANAGEMENT, DEVELOPMENT AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The following Report of the Management, Development and Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that Phase Forward specifically incorporates it by reference into such filing.

        The Management, Development and Compensation Committee of the Board of Directors is responsible for developing executive compensation policies, advising the Board of Directors with respect to such policies, and administering Phase Forward's cash incentive, stock option and employee stock purchase plans. The members of the committee are appointed by the Board of Directors. They are all independent directors as defined by the applicable listing standards of The NASDAQ Stock Market, Inc. ("Nasdaq") and the applicable rules of the Securities and Exchange Commission. The committee reviews and approves all officer salaries, bonuses and stock option grants.

Compensation Philosophy

        We believe that compensation of Phase Forward's executive officers should focus executive behavior on achievement of Phase Forward's annual financial targets as well as long-term business objectives and strategies. To that end, our goal is to provide a competitive compensation package that enables Phase Forward to attract and retain, on a long-term basis, talented executives. Our philosophy is to provide a total compensation structure that rewards past performance, provides cash incentives that are at or above the average of peer companies, and aligns the interests of management and stockholders by providing management with incentives through equity ownership.

        Phase Forward's executive compensation program consists of three elements: salary, long-term equity incentives and a cash incentive program. All of Phase Forward's executive officers are also eligible for certain employee benefits offered to employees generally, including life, health, disability and dental insurance, and Phase Forward's 401(k) plan and employee stock purchase plan.

        It is the responsibility of the committee to administer the compensation practices of Phase Forward to ensure that they are competitive and include incentives which are designed to appropriately drive performance. To achieve this, the committee reviews industry specific survey data as a general guide for establishing its pay and equity practices and structures. We generally target total executive compensation to be within the 50th–75thpercentile of companies from the Culpepper Executive Survey and The Survey Group with similar revenue within the technology industry, but retain the flexibility to adjust these ranges where we deem appropriate. At the completion of each year, the committee uses this information, along with the recommendations of the Chief Executive Officer (except for his own compensation), to determine compensation actions for all officers.

Salary

        Salaries for executive officers for 2004 were generally within the 50th–75th percentile of salaries paid by companies of similar size and/or complexity in the technology industry from the Culpepper Executive Survey and The Survey Group. Salaries are reviewed generally on an annual basis. The committee believes that Phase Forward's executive officers, including the Chief Executive Officer, are paid salaries in line with their qualifications, experience and responsibilities. Base salaries for 2004 were determined by the committee after reviewing a number of factors, including (1) the base salary level of each executive officer in prior years, (2) data for similarly sized technology companies from the Culpepper Executive Survey and The Survey Group, and (3) evaluations and recommendations made by the Chief Executive Officer (except for his own salary). The committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon the consideration of all of these factors. Base salary levels for each of Phase Forward's executive officers, other than the Chief Executive Officer, were unchanged in 2004 as compared to 2003.

Long-Term Incentives

        Executive officers are eligible to receive stock option grants that are intended to promote success by aligning executive financial interests with long-term shareholder value. Stock option grants are awarded based on various factors primarily relating to the responsibilities of the individual officer, their past performance, anticipated future contributions and prior option grants (including the vesting schedule of such prior grants).

        The stock options granted to executive officers under Phase Forward's stock option plans have an exercise price equal to the fair market value of the common stock on the date of grant. In general, options granted to newly hired executive officers vest over four years, with 25% of the options vesting on the one-year anniversary of the grant date and the remainder vesting thereafter in 36 equal monthly installments. Options granted to employees with more than one year of service history generally vest over four years in 48 equal monthly installments or, in the case of some executive officers, vest in full upon the earlier of seven years and, in part, upon the attainment of specified milestones. Our 1997 Stock Option Plan provides that all options granted thereunder will have their vesting accelerated by 25% upon certain changes in control. In addition, each of our executive officers has signed an executive agreement which provides that if we experience a change in control and the employment of such officer is terminated without cause, or if such officer terminates his or her employment for certain reasons (including a substantial reduction in salary or bonus or geographic movement) during the one-year period following the change in control, then all unvested stock options held by such officer become fully-vested and immediately exercisable. The agreements also provide that all options granted to each officer under our 2004 Stock Option and Incentive Plan will have their vesting accelerated by 25% upon a change in control.

Cash Incentive

        The committee believes that some portion of overall cash compensation for executive officers should be "at risk," that is, contingent upon successful implementation of Phase Forward's strategy. Among the objectives considered by the committee in awarding cash incentive compensation to executive officers for 2004 was the attainment of certain corporate profitability objectives set forth at the beginning of 2004. Payments reflect performance at or above the top quartile of such objectives. In addition to the corporate incentive plan for all executives, the Vice President of North American Sales and the Vice President, International participated in a variable compensation plan that provided additional cash incentives based on attainment of quarterly and cumulative year-to-date bookings performance. In accordance with the foregoing, cash incentive awards for 2004 to executive officers other than sales executives ranged from 16.5%–67.5% of base salary, and cash incentive awards to our sales executives ranged from 80.2%–94.3% of base salary. In addition to the cash incentive, in January 2004 most executive officers were paid a special retention and recognition award ranging from 5 1/2%–18% of base salary which was designed to recognize the value of the executive's ongoing services to Phase Forward and to serve as an incentive to further the attainment of Phase Forward's corporate goals. This special award was paid to executive officers who were employed by Phase Forward as of January 1, 2004 and serving as executive officers as of the payment date in March 2004.

Chief Executive Officer Compensation

        Mr. Weiler's compensation for 2004 was determined by the committee in accordance with the executive compensation program described above. As a result of Phase Forward's corporate performance and Mr. Weiler's individual contributions during 2003, Mr. Weiler's base salary for 2004 was set at $325,000, which represents an increase of $25,000 over his 2003 base salary.

        Mr. Weiler was eligible to receive a bonus for 2004 based upon the attainment of both individual and company performance goals and objectives established by the committee at the beginning of the year. Mr. Weiler's bonus of $219,375 for 2004 was determined based upon the committee's assessment of both his individual performance, including his role in Phase Forward's initial public offering, and Phase Forward's overall performance, in each case, based on the achievement of predetermined corporate objectives, in accordance with the cash incentive plan. In addition, as part of the special retention and recognition awards paid to executive officers in January 2004, the committee approved the payment of a special retention and recognition award to Mr. Weiler of $100,000.

        Mr. Weiler's total compensation for 2004 is set out in detail in the Summary Compensation Table above.

Compliance with Internal Revenue Code Section 162(m)

        In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended, Phase Forward cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder. Phase Forward has considered the limitations on deductions imposed by Section 162(m) of the Internal Revenue Code, and it is Phase Forward's present intention that, for so long as it is consistent with the Management, Development and Compensation Committee's overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m).

Respectfully submitted by the Management, Development and Compensation Committee,
Richard A. D'Amore (Chairman) Axel Bichara James I. Cash, Jr., Ph.D

REPORT OF THE AUDIT AND FINANCE COMMITTEE

        The following Report of the Audit and Finance Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that Phase Forward specifically incorporates it by reference into such filing.

        The Audit and Finance Committee is comprised of Franklyn A. Caine (Chairman), Axel Bichara, and Richard A. D'Amore. None of the members of the Audit and Finance Committee is an officer or employee of Phase Forward, and the Board of Directors has determined that each member is independent of Phase Forward pursuant to the independence standards of the Nasdaq applicable to Audit Committee members. Mr. Caine is an "audit committee financial expert" as is currently defined under recently adopted Securities and Exchange Commission rules. The Audit and Finance Committee operates under a written charter adopted by the Board of Directors, a copy of which is appended to this Proxy Statement.

        The Audit and Finance Committee oversees Phase Forward's accounting and financial reporting processes and the audits of our financial statements. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of Phase Forward's internal controls procedures. In fulfilling its oversight responsibilities, the Audit and Finance Committee has reviewed Phase Forward's audited balance sheets at December 31, 2004 and 2003 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2004, and has discussed them with management. The Audit and Finance Committee also reviewed with Ernst & Young LLP, Phase Forward's independent registered public accounting firm, the results of their audit. The Audit and Finance Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect. This discussion included, among other things, a review with the independent registered public accounting firm of the quality of Phase Forward's accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Phase Forward's financial statements, including the disclosures related to critical accounting policies and practices used by Phase Forward. The Audit and Finance Committee has reviewed permitted services under rules of the Securities and Exchange Commission as currently in effect and discussed with Ernst & Young their independence from management and Phase Forward, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit and Finance Committees), as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Ernst & Young with that firm's independence. In addition, the Audit and Finance Committee discussed the rules of the Securities and Exchange Commission that pertain to the Audit and Finance Committee and the roles and responsibilities of Audit and Finance Committee members.

        Based on its review of the financial statements and the aforementioned discussions, the Audit and Finance Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in Phase Forward's Annual Report on Form 10-K for the year ended December 31, 2004.

        The Audit and Finance Committee also reviewed Phase Forward's quarterly financial statements during 2004, and discussed them with both the management of Phase Forward and Phase Forward's independent registered public accounting firm prior to including such interim financial statements in Phase Forward's Registration Statement on Form S-1 (File No. 333-113594), as amended, and its quarterly reports on Form 10-Q.

        In connection with Phase Forward's Annual Report on Form 10-K for the year ended December 31, 2004, and quarterly reports on Form 10-Q filed by Phase Forward following its July 2004 initial public offering, the Audit and Finance Committee discussed the results of Phase Forward's certification process with the responsible executive officers relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

        The Audit and Finance Committee has also evaluated the performance of Ernst & Young, including, among other things, the amount of fees paid to Ernst & Young for audit and non-audit services in 2004. Information about Ernst & Young's fees for 2004 is discussed below in this proxy statement under "Proposal II—Ratification and Selection of Independent Registered Public Accounting Firm". Based on its evaluation, the Audit and Finance Committee has recommended that Phase Forward retain Ernst & Young to serve as Phase Forward's independent registered public accounting firm for the year ending December 31, 2005.

Respectfully submitted by the Audit and Finance Committee,
Franklyn A. Caine (Chairman) Axel Bichara Richard A. D'Amore

STOCK PERFORMANCE GRAPH

        The following graph sets forth the total cumulative stockholder return on our common stock since our common stock began trading on the Nasdaq National Market on July 15, 2004 as compared to the Nasdaq and the Nasdaq Computer & Data Processing Stocks Index. This graph assumes a $100 investment in Phase Forward common stock at our initial public offering price of $7.50 per share. Historical stock performance is not necessarily indicative of future price performance.

PROPOSAL II
RATIFICATION AND SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit and Finance Committee of the Board of Directors has selected the firm of Ernst & Young LLP, independent registered public accounting firm, to serve as Phase Forward's independent registered public accounting firm for the year ending December 31, 2005. It is expected that a member of the firm will be present at the annual meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Stockholder ratification of the independent registered public accounting firm is not required under Delaware law or under our amended and restated certificate of incorporation or our amended and restated by-laws. If you do not ratify the selection of Ernst & Young as the independent registered public accounting firm for the year ending December 31, 2005, the Audit and Finance Committee of the Board of Directors will consider the results of this vote in selecting the independent registered public accounting firm for future years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS
PHASE FORWARD'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005.

        The following table sets forth the aggregate fees billed or expected to be billed by Ernst & Young for 2004 and 2003 for audit and non-audit services, including "out-of-pocket" expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2004	2003
Audit Fees	$1,099,000	$278,500
Audit-Related and All Other Fees	15,500	69,000
Tax Fees	104,500	72,700

Total Fees	$1,219,000	$420,200

        Audit Fees—Consists of professional services rendered for the audit of our consolidated annual statements, statutory filings, quarterly reviews, consents and assistance with and review of documents filed with the Securities and Exchange Commission. These fees include $760,000 related to work performed in connection with our initial public offering.

        Audit-Related and All Other Fees—Consists of fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under "Audit Fees."

        Tax Fees—Consists of fees for tax compliance and tax planning services including the review and preparation of our federal and state income tax returns and tax planning related to our international subsidiaries.

        The Audit and Finance Committee has determined that the provision of these services to us by Ernst & Young is compatible with maintaining their independence.

Pre-approval Policies and Procedures

        In February 2005, the Audit and Finance Committee adopted a formal policy that requires that all services to be provided by Ernst & Young, including audit services, audit-related services, tax services, and other permitted services, must be pre-approved by the Audit and Finance Committee. As permitted by rules of the Securities and Exchange Commission, the policy permits the Audit and Finance Committee to delegate its pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the full Audit and Finance Committee at its next scheduled meeting. The policy contains a list of audit and audit-related services, tax services and other permitted services which have been pre-approved by the Audit and Finance Committee for 2005. Proposed services that have not been pre-approved pursuant to the Pre-Approval Policy must be specifically pre-approved by the Audit and Finance Committee before they may be provided by Ernst & Young. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit and Finance Committee. We did not have a formal pre-approval policy in 2004; however, all services provided by Ernst & Young in 2004 have been approved by the Audit and Finance Committee.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of our stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the Securities and Exchange Commission, must be received at our principal executive offices no later than December 31, 2005. Stockholders who wish to make a proposal at the next annual meeting of our stockholders—other than one that will be included in our proxy statement—must notify us between December 1, 2005 and December 31, 2005. In order to curtail controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail—Return Receipt Requested. In addition, such proposals must satisfy the procedures set forth in Rule 14a-8 under the Exchange Act. In addition, shareholders wishing to nominate a director should comply with the procedures set forth herein under "Policies Regarding Director Nominations—Procedures for Recommendation of Director Nominees by Stockholders" located elsewhere in this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by regulations of the Securities and Exchange Commission to furnish us with copies of all such filings. Based solely on our review of copies of such filings, except as described below, we believe that all Reporting Persons complied on a timely basis with all Section 16(a) filing requirements during the year ended December 31, 2004. On February 7, 2005, North Bridge Venture Partners V-B LP and North Bridge Venture Management V, L.P. each filed a late Initial Statement of Beneficial Ownership on Form 3 with the Securities and Exchange Commission relating to the shares of preferred stock held by these entities at the time of our July 2004 initial public offering.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail, our directors, officers and other employees may, without receiving additional compensation, solicit proxies personally or by telephone. Solicitation by our directors, officers and other employees may also be made of some of our stockholders in person or by mail, telephone or telegraph following the original solicitation. We may request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the owners of our stock held in their names and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs incurred in connection with the distribution of such proxy materials. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies.

OTHER BUSINESS

        The Board of Directors knows of no business that will be presented for consideration at the annual meeting other than those items stated above. If any other business should come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

APPENDIX

PHASE FORWARD INCORPORATED
Audit and Finance Committee Charter

A.    PURPOSE AND SCOPE

        The primary function of the Audit and Finance Committee (the "Committee") of the Board of Directors of Phase Forward Incorporated (the "Corporation") is to oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation and to exercise the responsibilities and duties set forth below, including but not limited to: (a) appointing, compensating and retaining the Corporation's independent public accountants, (b) overseeing the work performed by any independent public accountants, (c) assisting the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission ("SEC"), the Corporation's shareholders or to the general public, and (ii) the Corporation's internal financial and accounting controls, (d) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Corporation's financial condition and results of operations, (e) establishing procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (f) engaging advisors as necessary, and (g) distributing relevant funding provided by the Corporation.

B.    COMPOSITION

        The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Company (each a "Regulatory Body" and collectively, the "Regulatory Bodies"), as in effect from time to time, and each member of the Committee shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

        All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. At least one member of the Committee shall be an "audit committee financial expert" as defined by the SEC.

        The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.    RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Committee shall:

Document Review

1.
Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2.
Review with representatives of management and representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation's annual report on Form 10-K. The Committee shall also review the Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly SEC filings on Form 10-Q.

3.
Take steps designed to ensure that the independent accounting firm reviews the Corporation's interim financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-Q.

Independent Accounting Firm

4.
Have sole authority and be directly responsible for the appointment, compensation, retention (including the authority not to retain or to terminate) and oversight of any independent accounting firms engaged by the Corporation for the purpose of preparing or issuing an audit report or related work. The authority of the Committee shall include ultimate authority to approve all audit engagement fees and terms.

5.
Approve in advance any and all audit and permitted non-audit services to be performed by the independent accounting firm and adopt and implement policies for such pre-approval.

6.
Determine funding necessary for compensation of any independent accounting firms and notify the Corporation of anticipated funding needs of the Committee.

7.
Be directly responsible for the resolution of any disagreements between management and the independent accounting firm regarding financial reporting matters.

8.
On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board Standard 1, as it may be modified or supplemented. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take appropriate action to oversee the independence of the independent accounting firm.

9.
On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented.

10.
Evaluate the performance of the independent accounting firm and consider the discharge of the independent accounting firm when circumstances warrant.

Financial Reporting Processes

11.
Require the Corporation's chief executive officer and chief financial officer to submit to the Committee prior to the filing of the Form 10-K or a Form 10-Q, a report (dated no earlier than 10 days prior to the date of filing of the Form 10-K or Form 10-Q) evaluating the design and operation of Corporation's internal control over financial reporting, and disclosing (a) all significant deficiencies and material weaknesses in the design and operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation's ability to record, process, summarize, and report financial information; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal control over financial reporting. The Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such report indicates the finding of any significant deficiencies in internal control over financial reporting or fraud.

12.
Periodically, but at least annually, discuss with representatives of the independent accounting firm: (i) all critical accounting policies and practices to be used by the Corporation; (ii) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management (including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent accounting firm); and (iii) other material written communications between the independent accounting firm and management such as any management letter or schedule of unadjusted differences.

13.
In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal control over financial reporting. In consultation with management, periodically review the adequacy of the Corporation's disclosure controls and procedures.

Compliance

14.
Engage outside advisors, including but not limited to, counsel, independent accounting consultants and/or other experts, as it determines necessary to carry out its duties.

15.
Determine funding necessary for ordinary administrative expenses of the Committee and for compensation of any outside advisors to be engaged by the Committee and notify the Corporation of anticipated funding needs of the Committee.

16.
Establish procedures for (a) the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

17.
Investigate any allegations that any officer or director of the Corporation, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Corporation for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

18.
Review and approve all related-party transactions required to be disclosed pursuant to Item 404 of Regulation S-K.

Reporting

19.
Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders.

20.
Instruct the Corporation's management to disclose in its annual proxy statement for each annual meeting of stockholders, Form 10-K and Form 10-Q's the approval by the Committee of any permitted non-audit services performed by the independent accounting firm, and review the substance of any such disclosure and the considerations relating to the compatibility of such services with maintaining the independence of the accounting firm.

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

D.    INDEPENDENT ADVICE

        The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities and duties as described above, and may seek, retain, and terminate, accounting, legal, consulting or other expert advice from a source independent of management, at the expense of the Corporation, with notice to the Chairman of the Board and the CEO.

E.    ANNUAL PERFORMANCE EVALUATION OF THE COMMITTEE

        The Committee shall conduct a self-evaluation at least annually to determine whether it is functioning effectively, and provide the result to the Board of Directors for discussion. The assessment may include an evaluation of the Committee's contribution as a whole and a review of any specific areas in which the Committee believes it can make a better contribution to the governance of the Corporation. The purpose of any review should be to improve the performance of the Committee as a whole and not to target the performance of any individual Committee member.

F.     COMMITTEE REPORTING TO THE BOARD

        The Committee shall report its findings to the Board of Directors and shall keep written minutes of its meetings, which shall be recorded and filed with the books and records of the Corporation.

ANNUAL MEETING OF STOCKHOLDERS OF

PHASE FORWARD INCORPORATED

May 12, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:
NOMINEES

☐	FOR ALL NOMINEES	o o o	Robert K Weiler Paul A. Bleicher Axel Bichara
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o o o	Franklyn A. Caine James I. Cash, Jr. Richard A. D'Amore
☐	FOR ALL EXCEPT (See instructions below)	o	Peter Barton Hutt

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2005.	☐	☐	☐
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" election of the Directors and "FOR" proposal 2.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PHASE FORWARD INCORPORATED

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Rodger Weismann and D. Ari Buchler as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Phase Forward Incorporated held of record by the undersigned on April 7, 2005, at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 880 Winter Street, Waltham, MA 02451, on May 12, 2005, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

QuickLinks

PROXY STATEMENT
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL I ELECTION OF DIRECTORS
OCCUPATIONS OF DIRECTORS, THE NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
MANAGEMENT, DEVELOPMENT AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT AND FINANCE COMMITTEE
STOCK PERFORMANCE GRAPH
PROPOSAL II RATIFICATION AND SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSES AND SOLICITATION
OTHER BUSINESS
APPENDIX